UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2009

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of June 19, 2009, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Securities Purchase Agreement (the “Purchase Agreement”) by which one institutional investor (the “Subscriber”) agreed to purchase from the Company 1,200,000 shares of the Company’s one mill ($0.001) par value common stock at a price of $0.50 per share (the “Shares”).  At closing the Shares are to be issued pursuant to the Company’s effective registration Statement on Form S-3 (Securities and Exchange Commission File No. 333-158996).

For a period of one year following the closing date, the Subscriber shall have a right of first refusal if the Company wishes to sell any of its common stock or common stock equivalents (with the exception of certain defined “Exempt Issuances”).  Also for a period of one year following closing the number of Shares issuable to the Subscriber shall be adjusted in the event that the Company issues any common stock or common stock equivalents at a price that is below the purchase price of the Shares (with the exception of the defined “Exempt Issuances”).

For a period of 300 days after the closing of the Purchase Agreement, the Subscriber will have the option to purchase, on up to five occasions, up to an aggregate of  3,000,000 additional shares of the Company’s common stock on the same terms and at the same price as the Shares. The exercise price of the option is subject to adjustment in the event that the Company issues any common stock or common stock equivalents at a price that is below the purchase price of the Shares (with the exception of the defined “Exempt Issuances”).

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  6/19/2009

By /s/ Christopher J. Spencer

Christopher J. Spencer, President